                                                                       EXHIBIT B

     The name, citizenship, business address and present principal occupation of each executive officer and director of DIHC is as follows:

--------------------------------------------------------------------------------
                                                       Present Principal
Name and Citizenship               Office            Occupation and Address
--------------------               ------            ----------------------
--------------------------------------------------------------------------------
Craig W. Johnston             Vice President      Vice President Finance-
(U.S.)                        and Assistant       Financial Officer
                              Secretary           Dutch Institutional Holding
                                                  Company, Inc.
                                                  200 Galleria Parkway,
                                                  Suite 2000
                                                  Atlanta, Georgia 30339
                                                  U.S.A.
--------------------------------------------------------------------------------
Pieter S. van den Berg        Director            Staff Director Controlling
(The Netherlands)                                 Pensioenfonds PGGM
                                                  Kroostweg-Noord 149
                                                  P.O. Box 117
                                                  3700 AC Zeist
                                                  The Netherlands
--------------------------------------------------------------------------------
Dick van den Bos (Mr.)        Director            Retired
(The Netherlands)                                 Pensioenfonds PGGM
                                                  Kroostweg-Noord 149
                                                  P.O. Box 117
                                                  3700 AC Zeist
                                                  The Netherlands
--------------------------------------------------------------------------------
Jan van der Vlist (Mr.)       Director            Head of Real Estate
(The Netherlands)                                 Pensioenfonds PGGM
                                                  Kroostweg-Noord 149
                                                  P.O. Box 117
                                                  3700 AC Zeist
                                                  The Netherlands
--------------------------------------------------------------------------------
Dick J. de Beus (Mr.)         Director            Chairman, Board of Managing
(The Netherlands)                                 Directors
                                                  Pensioenfonds PGGM
                                                  Kroostweg-Noord 149
                                                  P.O. Box 117
                                                  3700 AC Zeist
                                                  The Netherlands
--------------------------------------------------------------------------------


                                       Page 22 of 94